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                                                                    EXHIBIT 23.6

                       INDEPENDENT AUDITOR'S CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Amkor Technology Inc. on Form S-8 of our report dated February 9, 2000 with respect to the financial statements of Anam Engineering & Construction Co., Ltd. for the three years ended December 31, 1999, incorporated by reference in Amkor Technology Inc.'s Form 10-K for the year ended December 31, 2001, as amended, and appearing in Amkor Technology Inc.'s Form 8-K dated March 29, 2002 and as amended as of October 29, 2002.

/s/ Ahn Kwon & Co.
Ahn Kwon & Co.



Seoul, Korea
October 29, 2002